Exhibit 10.18

Consulting Agreement

This Consulting Agreement (“Agreement”) is entered into effective as of December 8, 2008 (the “Effective Date”) by and between Novatel Wireless, Inc., a Delaware corporation (together with its affiliates, the “Company”) and Mr. John Ross (“Consultant”). Company and Consultant may each be referred to herein as a Party and collectively as the Parties. Exhibit A hereto is hereby incorporated into, and made a part of, this Agreement.

1. Relationship. During the term of this Agreement, Consultant shall provide the services to the Company as described on, and in accordance with, Exhibit A hereto (the “Services”). Consultant represents and warrants to the Company that (i) Consultant has all the qualifications, experience and ability to properly perform the Services, and (ii) performing under this Agreement does not and will not violate any agreement or understanding, whether written or oral, express or implied, that Consultant has with any third party.

2. Fees. As consideration hereunder, the Company shall pay to Consultant the amounts specified on Exhibit A hereto under the conditions specified therein.

3. Term and Termination. The term of this Agreement shall commence on the Effective Date and extend until the 3 month anniversary thereof. Thereafter, this Agreement shall automatically renew for successive 3 month terms unless either party provides the other Party with at least 2 weeks’ prior written notice of its election to terminate the Agreement. In the event of any termination of this Agreement, Consultant shall be paid in accordance with Exhibit A hereto all fees owed to Consultant through the effective date of such termination.

4. No Authority to Bind Company; No Benefits. Consultant shall not have any authority to enter into contracts or other understandings that bind or obligate the Company. Consultant is not an employee of the Company by virtue of this Agreement or otherwise, but is rather solely an independent contractor and therefore will not be eligible for any Company employee benefits, equity incentives, health insurance, bonuses or otherwise in his capacity as a Consultant. To the extent Consultant otherwise would be eligible for any Company employee benefits but for the express terms of this Agreement, Consultant hereby declines to participate in such Company employee benefits.

5. Intellectual Property.

(a) Ownership of Deliverables. Consultant hereby acknowledges and agrees that all work product that Consultant creates in connection with performing the Services (the “Deliverables”), shall be owned exclusively by the Company and shall be considered a work made for hire by the Consultant for the Company. Consultant shall not assert any ownership or other claim in or to the Deliverables (or any part thereof) whatsoever nor shall Consultant assist any third party in such claim. The Company shall own exclusively all intellectual property rights in the Deliverables, including without limitation, all patent, copyright, trade secret, know-how, or authorship rights therein and Consultant shall not have any equitable or legal interest in such rights whatsoever. Consultant represents and warrants that, to the best of Consultant’s knowledge after due inquiry, no part of the Deliverables shall contain, use, reproduce or require any intellectual property rights of a third party or otherwise infringe such party’s rights.

(b) Vesting of Certain Rights. Consultant hereby agrees to assign, and upon creation of each Deliverable automatically assigns, to the Company, its successors and assigns, ownership of all United States and international copyrights in each and every Deliverable, insofar as any such Deliverable, by operation of law, may not be considered work made for hire by the Consultant.

(c) Covenant not to Transfer. Consultant shall not, either directly or indirectly, reproduce, transfer or otherwise use any of the Deliverables for purposes other than this Agreement.

6. Other Provisions.

(a) Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of Consultant and an authorized representative of the Company which writing specifically refers to this Section 6 and is manually signed in ink by both Parties.

(b) Sole Agreement. This Agreement, including Exhibit A hereto, constitutes the sole agreement of the Parties and supersedes all oral negotiations and prior writings with respect to the subject matter hereof.

(c) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficiently communicated when delivered by overnight delivery service, facsimile or email transmission, 24 hours following deposit or transmission.

(d) Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California, without giving effect to the principles of conflict of laws. To the extent an alternative body of law could be construed to apply to or govern this Agreement, the Parties hereby disclaim it.

(e) Severability. If one or more provisions of this Agreement is held to be unenforceable under applicable law, the Parties agree to renegotiate such provision in good faith. In the event that the Parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded, and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(f) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

(g) Arbitration. Any dispute or claim arising out of or in connection with any provision of this Agreement will be finally settled by binding arbitration in San Diego County, California, in accordance with the rules of the American Arbitration Association by one arbitrator appointed in accordance with said rules. The arbitrator shall apply California law, without reference to rules of conflicts of law or rules of statutory arbitration, to the resolution of any dispute. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the Parties may apply to any court of competent jurisdiction in San Diego, California for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph, without breach of this arbitration provision.

(h) Advice of Counsel. EACH PARTY ACKNOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, SUCH PARTY HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HAS READ AND UNDERSTOOD ALL THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

(i) Survival. The rights and obligations of the Parties under this Agreement which by their nature are intended to continue beyond the termination or expiration of this Agreement, shall survive the termination or expiration of this Agreement.

(j) Limitation of Liability. NEITHER PARTY HERETO SHALL BE LIABLE FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES OF ANY KIND DUE TO ANY CAUSE WHETHER IN CONTRACT OR TORT AND REGARDLESS OF WHETHER SUCH PARTY HAS BEEN ADVISED OR IS AWARE OF SUCH DAMAGES.

(k) Attorneys’ Fees. If either Party commences an action or proceeding against the other Party to enforce this Agreement, the prevailing Party in such action or proceeding shall be entitled to recover from the other Party its reasonable attorneys’ fees, costs and expenses incurred in connection therewith and in connection with enforcing any judgment or order thereby obtained.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement shall be effective as of the date first written above.

NOVATEL WIRELESS, INC.

By:
Name:	Peter V. Leparulo

Its:	Chief Executive Officer

JOHN ROSS

EXHIBIT A

In exchange for Consultant’s satisfactory performance of certain strategic consulting services, the Company shall pay Consultant a fee of $15,000 per month promptly after the Company receives and approves an applicable invoice therefore. In the event that the Company asks Consultant to travel on behalf of the Company in connection with this consulting engagement, then the Company shall reimburse Consultant’s reasonable expenses incurred in connection therewith.